FREE WRITING PROSPECTUS Dated October 4, 2012	Filed Pursuant to Rule 433 Registration No. 333- 167044 Registration No. 333- 167044 -01

**FULL DETAILS** $1.1BN AMOT 2012-5

$1.1BN Ally Master Owner Trust (AMOT) 2012-5

Joint Leads:	BARC (str), CS, DB
Co-Mgrs:	CIBC, CA, Lloyds, MS, SCOT

CL	$AMT(MM)	WAL	S/F	EXPCT	LEGAL	BENCH	YIELD	COUP	PRICE
A	$1,100.000	4.93	AAA/AAA	09/17	09/19	IntS+80	1.551%	1.54%	99.97148%
B	$82.313	4.93	AA/AA	09/17	09/19	N/A
C	$59.864	4.93	A/A	09/17	09/19	N/A
D	$44.898	4.93	BBB/BBB	09/17	09/19	N/A

TICKER	:	AMOT 2012-5	EXPECTED RATINGS	:	S&P/FITCH
EXPECTED SETTLE	:	10/11/12	ERISA ELIGIBLE	:	YES
FIRST PAY DATE	:	11/15/12	BILL & DELIVER	:	BARCLAYS
MIN DEMOM	:	100K X 1K
REGISTRATION	:	PUBLIC (CLASS A)

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.